Exhibit 21.1


                           SUBSIDIARIES OF THE COMPANY


Leadville Mining & Milling Holding Corp., a Nevada corporation

Minera Chanate, S.A. de C.V., a Mexican corporation

Minera Santa Rita S. de R.L. de C.V., a Mexican corporation





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